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                                                                    EXHIBIT 10.1

                SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT


         THIS SEVENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of August 23, 1999, is entered into by and between CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation ("Lender"), with a place of business at 225 South Lake Avenue, Suite 1000, Pasadena, California 91101 and KRAUSE'S CUSTOM CRAFTED FURNITURE CORP., a California corporation (formerly known as Krause's Sofa Factory), and its wholly owned subsidiary, CASTRO CONVERTIBLE CORPORATION, a New York corporation (jointly and severally, "Borrower"), with its chief executive office located at 200 North Berry Street, Brea, California 92821.


                                    RECITALS

         A. Borrower and Lender have previously entered into that certain Loan and Security Agreement dated as of January 20, 1995, as amended by that certain First Amendment to Loan and Security Agreement dated as of May 10, 1996, that certain Second Amendment to Loan and Security Agreement dated as of August 26, 1996, that certain Third Amendment to Loan and Security Agreement dated as of November 25, 1996, that certain Fourth Amendment to Loan and Security Agreement dated as of August 14, 1997, that certain Fifth Amendment to Loan and Security Agreement dated as of December 11, 1997 and that certain Sixth Amendment to Loan and Security Agreement dated as of March 15, 1999 (collectively, the "Loan Agreement"), pursuant to which Lender has made certain loans and financial accommodations available to Borrower. Terms used herein without definition shall have the meanings ascribed to them in the Loan Agreement.

         B. Borrower has requested that Lender (i) temporarily increase the advance rates set forth in Section 2.1(a) of the Loan Agreement during the period commencing August 23, 1999 and ending January 21, 2000, (ii) delete paragraph (c) of Section 2.1 to eliminate duplication with Section 2.4 of the Loan Agreement, (iii) modify the negative covenant relating to permitted indebtedness to allow additional indebtedness to Parent in an amount not to exceed Eight Million One Hundred Nineteen Thousand Four Hundred Seventeen Dollars ($8,119,417), (iv) adjust the financial covenant relating to EBITDA for the period after August 1, 1999 and (v) waive breach by Borrower of the financial covenant relating to EBITDA for the trailing four fiscal quarter period ended August 1, 1999 and the negative covenant relating to indebtedness resulting from the additional indebtedness to Parent.

         C. Lender is willing to agree to such temporary increase and to make such further amendments to the Loan Agreement and such waiver under the terms and conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that none of Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:


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         1. Temporary Increase in Advance Rate. During the period commencing
August 23, 1999 and ending January 21, 2000, Section 2.1(a) of the Loan Agreement shall be temporarily amended in its entirety to read as follows; provided, that on January 22, 2000, Borrower shall immediately repay to Lender any outstanding amount of the Revolving Loans in excess of the amount available under the lending formula provided in Section 2.1(a) of the Loan Agreement in effect prior to this Amendment and this temporary amendment to Section 2.1(a) shall be of no further force or effect:

            "(a) Subject to and upon terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrower from time to time in amounts requested by Borrower up to the amount equal to the sum of:

                           (i) seventy-five percent (75%) of the Value of
                  Eligible Inventory; plus

                           (ii) notwithstanding the exclusion of raw materials
                  from the definition of Eligible Inventory, the lesser of (i) fifty percent (50%) of the Value of Eligible Raw Materials or
                  (ii) One Million Five Hundred Thousand Dollars ($1,500,000); less

                           (iii) any Availability Reserves."

         2. Amendments to Loan Agreement.

            (a) Paragraph (c) of Section 2.1 of the Loan Agreement (entitled "Revolving Loans") is hereby deleted in its entirety.

            (b) Paragraph (e) of Section 9.9 of the Loan Agreement (entitled "Indebtedness") is hereby amended and restated in its entirety as follows:

                 "(e) unsecured indebtedness of Borrower to Krause's Furniture,
             Inc., a Delaware corporation ("Parent"), in a maximum amount of Thirty Two Million Three Hundred Sixty Nine Thousand Four Hundred Seventeen Dollars ($32,369,417) consisting of: (i) Two Million Seven Hundred Thousand Dollars ($2,700,000) evidenced by that certain amended and restated Promissory Note, dated as of January 20, 1995, issued by Borrower payable to Parent, which amount is the result of reducing the outstanding principal amount of such indebtedness of Four Million Seven Hundred Thousand Dollars ($4,700,000) as of January 20, 1995 by Two Million Dollars ($2,000,000) funded from the initial advances hereunder; (ii) up to One Million Dollars ($1,000,000) in payment under Borrower's agreement to indemnify Parent from any loss, cost, expense or liability incurred by Parent in providing cash collateral for the issuance of an One Million Dollars ($1,000,000) standby letter of credit for the benefit of the landlord of Borrower's Brea, California facility, which letter of credit expires in 1999 and, if drawn prior to its expiry, will be treated as a bullet loan from Parent to Borrower due January 20, 2000 in the amount of any draw thereunder; (iii) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) of indebtedness advanced by Parent to Borrower during the period from January 20, 1995 through August 22, 1996, evidenced by those certain Promissory Notes, dated, respectively: as of September 22, 1995 in the original principal amount of Five Hundred Thousand Dollars ($500,000); as of May 3, 1996 in the original principal amount of Five Hundred Thousand Dollars ($500,000); and as of May 22, 1996 in the original amount of Seven Hundred Fifty Thousand Dollars


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             ($750,000), each issued by Borrower payable to Parent; (iv) Five
             Million Dollars ($5,000,000) of indebtedness evidenced by that certain Promissory Note, dated as of August 26, 1996, issued by Borrower payable to Parent; (v) One Million Dollars ($1,000,000) of indebtedness evidenced by that certain Promissory Note, dated as of September 27, 1996, issued by Borrower payable to Parent; (vi) One Million Five Hundred Thousand Dollars ($1,500,000) of indebtedness evidenced by that certain Promissory Note, dated as of October 18, 1996, issued by Borrower payable to Parent; (vii) Two Million Five Hundred Thousand Dollars ($2,500,000) of indebtedness evidenced by that certain Promissory Note, dated as of November 26, 1996, issued by Borrower payable to Parent; (viii) One Million Five Hundred Thousand Dollars ($1,500,000) of indebtedness evidenced by that certain Promissory Note, dated as of January 10, 1997, issued by Borrower payable to Parent; (ix) Five Hundred Thousand Dollars ($500,000) of indebtedness evidenced by that certain Promissory Note, dated as of April 3, 1997, issued by Borrower payable to Parent; (x) Two Hundred Thousand Dollars ($200,000) of indebtedness evidenced by that certain Promissory Note, dated as of May 14, 1997, issued by Borrower payable to Parent; (xi) Three Million Dollars ($3,000,000) of indebtedness as evidenced by that certain Promissory Note, dated as of August 15, 1997, issued by Borrower payable to Parent; (xii) Three Million Five Hundred Thousand Dollars ($3,500,000) of indebtedness evidenced by that certain Promissory Note, dated as of December 31, 1997, issued by Borrower payable to Parent; (xiii) Six Million One Hundred Eighty-Nine Thousand Six Hundred Seventeen Dollars ($6,189,617) of indebtedness evidenced by that certain Promissory Note, dated as of April 3, 1998, issued by Borrower payable to Parent; (xiv) One Million Eight Hundred One Thousand Eight Hundred Dollars ($1,801,800) of indebtedness evidenced by that certain Promissory Note, dated as of April 7, 1998, issued by Borrower payable to Parent; (xv) One Hundred Twenty-Eight Thousand Dollars ($128,000) of indebtedness evidenced by that certain Promissory Note, dated as of July 16, 1998, issued by Borrower payable to Parent; and (xvi) up to One Hundred Thousand Dollars ($100,000) of additional indebtedness to be extended by Parent to Borrower, from time to time; all of which indebtedness is subject to, and subordinate in right of payment to, the right of Lender to receive the prior payment in full of all of the Obligations; provided, that: (i) Borrower shall not, directly or indirectly, make any payments in respect of such indebtedness, including, but not limited to, any prepayments or other non-mandatory payments, except that until an Event of Default, or event which with notice or passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, Borrower may make payments of principal and interest in accordance with the terms of that certain Amended and Restated Subordination Agreement between Parent and Lender dated August 26, 1996 (the "Subordination Agreement"), (ii) Borrower shall not, directly or indirectly, (A) amend, modify, alter or change any terms of such indebtedness or any agreement, document or instrument related thereto, or (B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, except as permitted by the Subordination Agreement, and (iii) Borrower shall furnish to Lender all notices, demands or other materials concerning such indebtedness either received by Borrower or on its behalf, promptly after receipt thereof, or sent by Borrower or on its behalf, concurrently with the sending thereof, as the case may be."

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             (c) Section 9.15 of the Loan Agreement (entitled "Minimum EBITDA")
             is hereby amended and restated in its entirety to read as follows:

                 "9.15 Minimum EBITDA. Borrower shall for each trailing four fiscal quarter period ending on the dates set forth below, measured on and as of each such dates, have EBITDA of not less than the amount set forth next to such ending date:

                 Four Quarter
                 Period Ending                               Amount
                 -------------                             -----------
                 October 31, 1999                          $ 4,250,000
                 January 30, 2000                          $ 4,750,000
                 April 30, 2000                            $ 5,800,000
                 July 30, 2000                             $ 8,750,000
                 October 29, 2000 and thereafter           $10,000,000."

         3. Waiver by Lender of Compliance with Covenants in the Loan Agreement. Borrower hereby acknowledges that (a) as of the end of the fiscal quarter ended August 1, 1999, it was not in compliance with the financial covenant relating to EBITDA set forth in Section 9.15 of the Loan Agreement and (b) it has failed to obtain Lender's written consent prior to incurring additional indebtedness to Parent in the amount of Eight Million One Hundred Nineteen Thousand Four Hundred Seventeen Dollars ($8,119,417) in violation of Section 9.9 of the Loan Agreement, and that such non-compliance and failure constitute Events of Default under the Loan Agreement. Lender hereby waives compliance by Borrower with the financial covenant set forth in Section 9.15 of the Loan Agreement through the end of the fiscal quarter ended August 1, 1999, and shall not exercise its rights and remedies under the Loan Agreement or applicable law in respect of such Event of Default; provided, however, that Lender shall be free to exercise all of its rights and remedies under the Loan Agreement in the event of Borrower's non-compliance with Section 9.15 of the Loan Agreement after August 1, 1999. Lender further waives Borrower's violation with the negative covenant set forth in Section 9.9 of the Loan Agreement resulting from Borrower's failure to obtain Lender's written consent prior to incurring additional indebtedness to Parent in the amount of Eight Million One Hundred Nineteen Thousand Four Hundred Seventeen Dollars ($8,119,417) and shall not exercise its rights and remedies under the Loan Agreement or applicable law in respect of such Event of Default; provided, however, that Lender shall be free to exercise all of its rights and remedies under the Loan Agreement in the event that Borrower has incurred or incurs indebtedness not permitted by the Loan Agreement, as amended hereby. The foregoing waiver is not a continuing waiver, and Lender does not by this waiver amend the terms and provisions of the Loan Agreement. Upon the occurrence of any Event of Default after the date hereof, or in the event that Lender learns of any Event of Default which occurred prior to the date hereof (other than a breach of the financial covenant set forth in Section 9.15 of the Loan Agreement for the fiscal quarter ended August 1, 1999 or a violation of the negative covenant set forth in Section 9.9 of the Loan Agreement resulting from indebtedness of Borrower expressly permitted hereby), Lender shall be free to exercise any and all of its various rights and remedies under the Loan Agreement.

         4. Effectiveness of this Amendment. Lender must have received the following items, in form and substance acceptable to Lender, or evidence of the occurrence thereof, before this Amendment is effective and before Lender is required to extend any credit to Borrower as provided for by this Amendment.

            (a) Amendment. This Amendment fully executed in a sufficient number of counterparts for distribution to Lender and Borrower.

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            (b) Authorizations. Evidence that the execution, delivery and performance by Borrower and each guarantor or subordinating creditor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

            (c) Acknowledgement from Parent. Lender shall have received, in form and substance satisfactory to Lender, an acknowledgement from Parent that the additional indebtedness of Borrower in the amount of Eight Million One Hundred Nineteen Thousand Four Hundred Seventeen Dollars ($8,119,417.00) is "Junior Debt" as defined in that certain Amended and Restated Subordination Agreement dated as of August 26, 1996, between Parent and Lender, and is subject to the terms and conditions thereof.

            (d) Representations and Warranties. The representations and warranties of Borrower set forth in the Loan Agreement must be true and correct.

            (e) Other Required Documentation. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Lender.

            (f) Payment of Modification Fee. Lender shall have received from Borrower a modification fee of Thirty-Seven Thousand Dollars ($37,500) for the processing and approval of this Amendment, which fee shall be fully earned as of and payable on the date hereof.

         5. Choice of Law. The validity of this Amendment, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the laws of the State of California governing contracts wholly to be performed in that State.

         6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered, shall be deemed an original, and all of which, when taken together, shall constitute but one and the same instrument.

         7. Due Execution. The execution, delivery and performance of this Amendment are within the powers of the Borrower, have been duly authorized by all necessary corporate action, have received all necessary governmental approval, if any, and do not contravene any law or any contractual restrictions binding on Borrower.

         8. Otherwise Not Affected. In the event of any conflict or inconsistency between the Loan Agreement and the provisions of this Amendment, the provisions of this Amendment shall govern. Except to the extent set forth herein, the Loan Agreement shall remain in full force and effect.

         9. Ratification. Borrower hereby restates, ratifies and reaffirms each and every term and condition set forth in the Loan Agreement, as amended hereby, and the Financing Agreements effective as of the date hereof.

         10. Estoppel. To induce Lender to enter into this Amendment and to continue to make advances to Borrower under the Loan Agreement, Borrower hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, there exists no Event of Default and no right of offset, defense, counterclaim or objection in favor of Borrower as against Lender with respect to the Obligations.

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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                       KRAUSE'S CUSTOM CRAFTED FURNITURE CORP., a California corporation


                                       By:   /s/  Robert A. Burton
                                             ----------------------------------
                                       Name:      Robert A. Burton
                                       Title:     Executive Vice President and
                                                  Chief Financial Officer


                                       CASTRO CONVERTIBLE CORPORATION,
                                       a New York corporation


                                       By:   /s/  Robert A. Burton
                                             ----------------------------------
                                       Name:      Robert A. Burton
                                       Title:     Executive Vice President and
                                                  Chief Financial Officer


                                       CONGRESS FINANCIAL CORPORATION (WESTERN), a California corporation


                                       By:        D.B. Laughton
                                             ----------------------------------
                                       Name:      D.B. Laughton
                                       Title:     Vice President



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                                 ACKNOWLEDGMENT

         The undersigned Krause's Furniture, Inc., a Delaware corporation ("KFI"), parent of Krause's Custom Crafted Furniture Corp. ("Krause's"), in consideration of Congress Financial Corporation (Western) ("Congress") continued extension of credit to Krause's and Castro Convertible Corporation, hereby consents to the foregoing Seventh Amendment to Loan and Security Agreement and acknowledges and confirms that its Guarantee dated November 25, 1996 (the "Guarantee") in favor of Congress remains in full force and effect. Although Congress has informed KFI of the matters set forth above, and KFI has acknowledged the same, KFI understands and agrees that Congress has no duty under the Loan Agreement as defined above, the Guarantee or any other agreement with KFI to so notify KFI or to seek such an acknowledgment, and nothing contained herein is intended to or shall create such a duty as to any advances or transactions hereafter.


Dated: August 23, 1999                       KRAUSE'S FURNITURE, INC.,
                                               a Delaware corporation



                                             By:   /s/ Robert A. Burton
                                                   -----------------------------
                                             Name: Robert A. Burton
                                                   -----------------------------
                                             Title: Executive Vice President and
                                                    Chief Financial Officer
                                                    ----------------------------


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